Plumas Bancorp to File for Nevada State Charter

QUINCY, California, January 16, 2008 — The Board of Directors of Plumas Bancorp, (NASDAQ: PLBC), announced today that it will apply to the state and federal regulatory authorities for permission to charter a new full-service commercial bank in the state of Nevada. Plumas Bancorp is a bank holding company and the parent company of Plumas Bank. Plumas Bank, headquartered in Quincy, California, currently has a commercial real estate loan office in Reno, Nevada located at 1895 Plumas Street, Suite 2. It also has 13 full-service offices located throughout Nevada, Placer, Sierra, Plumas, Lassen, Shasta and Modoc Counties.

Douglas N. Biddle, president and chief executive officer of both Plumas Bank and Plumas Bancorp commented, “Our plans to expand our geographic footprint, coupled with our positive experience with our commercial loan office in Reno, Nevada has convinced us that opening a commercially focused bank in Nevada will provide Plumas Bancorp significant growth opportunities. We believe the Reno/Sparks area will be a dynamic marketplace for years to come,” he added, “and we are eager to become a supportive part of the growth, vitality and success of the area.”

Chairman of the Board, Daniel E. West, remarked, “With our strong presence in Northeastern California, the bordering state of Nevada is a natural place for Plumas Bank to continue its expansion, and we look forward to serving the needs of individuals and businesses that live and work in the Silver State.”

The bank anticipates that, subject to the approval of its regulatory agencies, it will open a full-service commercially-focused bank in the Reno, Nevada area within the next twelve to fifteen months.

Founded in 1980, Plumas Bank is a locally owned and managed full-service community bank based in Northeastern California. It offers a wide range of financial and investment services to consumers and businesses and has received nationwide Preferred Lender status with the U. S. Small Business Administration. Plumas Bank was named a Super Premier Bank in 2007 by The Findley Reports. Additionally, in recognition of the Company’s long history of stock performance, in 2007 Plumas Bancorp was named to the Keefe, Bruyette & Woods Honor Roll for banking institutions. For more information on Plumas Bancorp and Plumas Bank, please visit our website at www.plumasbank.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Plumas Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; loss of key personnel; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

In addition, discussions about risks and uncertainties are set forth from time to time in the Company’s publicly available Securities and Exchange Commission filings. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Contact: Elizabeth Kuipers

Vice President, Marketing Manager & Investor Relations Officer

Plumas Bank

35 S. Lindan Ave., Quincy, CA 95971

Ph: 530.283.7305 ext. 8912 Fax: 530.283.9665

elizabeth.kuipers@plumasbank.com